Legg Mason Wood Walker, Inc.
111 South Calvert Street
Baltimore, Maryland 21203




                                December 18, 1997



               Re:       Legg Mason Unit Investment Trust, Series 7

Ladies/Gentleman:

We have examined the Registration Statement File No. 333-41029 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Legg Mason Wood Walker, Inc. as evaluator.

We hereby authorize the filing of a copy of this letter with the Securities and Exchange Commission.

                                   Sincerely,

                                   Legg Mason Wood Walker, Inc.



                                   Edmund J. Cashman, Jr.
                                   Vice President
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